Filed pursuant to Rule 424(b)(5)
Registration No. 333-296180

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED MAY 27, 2026)

3D SYSTEMS CORPORATION

Common Stock

Having an Aggregate Offering Price of up to $42,500,000

This prospectus supplement and the accompanying prospectus relate to the issuance and sale from time to time of shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $42,500,000 through or to Cantor Fitzgerald & Co., acting as sales agent or principal (the “Sales Agent”). These sales, if any, will be made pursuant to the terms of the Controlled Equity OfferingSM Sales Agreement, dated November 5, 2026 (the “sales agreement”), between us and the Sales Agent.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) at market prices or otherwise at prices related to prevailing market prices or as block transactions, as well as in privately negotiated transactions with the consent of the Company or by any other method permitted by applicable law, and we may also make sales to the Sales Agent as principal. Subject to the terms and conditions of the sales agreement, the Sales Agent is not required to sell any specific number or dollar amount of shares of common stock but will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell on our behalf the shares of common stock requested to be sold by us in a placement notice. We may instruct the Sales Agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock trades on the NYSE under the symbol “DDD.” On November 4, 2026, the last reported sale price of our common stock on the NYSE was $2.64 per share.

We will pay the Sales Agent a commission of up to 3.0% of the gross sales price per share of our common stock sold through it. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). See the section titled “Plan of Distribution” beginning on page S-19 for additional information regarding the compensation to be paid to the Sales Agent.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus supplement is November 5, 2026.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any other subsequently filed document that is also incorporated by reference herein or therein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Before buying any of the shares of common stock that we are offering, you should read both this prospectus supplement and the accompanying prospectus together with the additional information described below under the heading “Incorporation of Certain Documents by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. This prospectus supplement contains summaries of certain provisions contained in some of the exhibits to our registration statement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of these documents. You may obtain copies of these documents at no cost by writing to or telephoning us at the address and telephone number given under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Sales Agent has authorized anyone to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

We are not, and the Sales Agent is not, making an offer of our common stock in any jurisdiction where the offer is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or as the context otherwise requires, as used in this prospectus supplement, the words “3D Systems,” the “Company,” “we,” “us” and “our” refer to 3D Systems Corporation and its subsidiaries, and all references to the “accompanying prospectus” are to the accompanying prospectus, dated May 27, 2026.

Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus supplement that are important to our business. This prospectus supplement and the documents incorporated by reference may also include trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus supplement appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference for a more complete understanding of our business and this offering, as well as the material tax and other considerations that may be important to you in making your investment decision.

Our Company

We market our products and services through subsidiaries in North America and South America (collectively referred to as “Americas”), Europe and the Middle East (collectively referred to as “EMEA”) and Asia Pacific and Oceania (collectively referred to as “APAC”). We provide comprehensive 3D printing and digital manufacturing solutions, including 3D printers for plastics and metals, materials, software, and services, including maintenance, advanced manufacturing and applications engineering. Our solutions support advanced applications in two key industry verticals: Healthcare Solutions and Industrial Solutions. We have over 35 years of experience and expertise, which have proven vital to our development of an ecosystem and end-to-end digital workflow solutions that enable customers to optimize product designs, transform workflows, bring innovative products to market and drive new business models.

Our executive office is located at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Our telephone number is (803) 326-3900. Our website is www.3Dsystems.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission (the “Commission”).

Recent Developments

On November 4, 2026, we entered into separate, privately negotiated agreements (the “Exchange Agreements”) with the existing holders (the “Transaction Participants”) of our currently outstanding 5.875% convertible senior secured notes due 2030 (the “2030 Notes”). Pursuant to the Exchange Agreements, we have agreed to exchange $92,030,000 aggregate principal amount of 2030 Notes held by the Transaction Participants, representing all of the outstanding 2030 Notes, for $85,000,000 aggregate principal amount of newly issued 3.30% convertible senior notes due 2031 (the “2031 Notes”), 13,471,138 shares of common stock and $20,000,000 in cash, plus accrued and unpaid interest on the exchanged 2030 Notes to, but excluding, the closing date, subject to certain adjustments if the closing occurs after December 1, 2026 (the “Exchange”). The Exchange is expected to close on or about November 12, 2026, subject to certain closing conditions. Assuming all of the 2030 Notes are exchanged, upon the closing of the Exchange, no 2030 Notes will be outstanding, and we will discharge the indenture. The Exchange is being made in private transactions in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and the 2031 Notes, the shares of common stock issued in the Exchange and any shares of common stock issuable upon conversion of the 2031 Notes are not being offered by this prospectus supplement or the accompanying prospectus. We will not receive any cash proceeds from the Exchange.

The Offering

Common stock offered hereby

Shares of our common stock having an aggregate offering price of up to $42,500,000.

Common stock to be outstanding after this offering

Up to 182,518,671 shares, assuming sales of 16,098,484 shares of our common stock in this offering at an assumed offering price of $2.64 per share, which was the last reported sale price of our common stock on the NYSE on November 4, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering

“At the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act that may be made from time to time on the NYSE or other existing trading markets for our common stock through the Sales Agent, including as block transactions, and sales in privately negotiated transactions with the consent of the Company, sales to the Sales Agent as principal or by any other method permitted by law. See “Plan of Distribution” for additional information.

Use of proceeds

We intend to use the net proceeds from this offering, after deducting the Sales Agent’s commissions and our offering expenses, for capital investments intended to support the strategic growth of our business, as well as to fund our operations, working capital and other general corporate purposes. See “Use of Proceeds” for additional information.

Exchange listing

Our common stock is traded on the NYSE under the symbol “DDD.”

Risk factors

Investing in our common stock involves significant risk. You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein or therein for a discussion of factors that you should carefully consider before deciding to purchase our common stock.

In this prospectus supplement, unless otherwise indicated, the number of shares of our common stock to be outstanding after this offering is based on 166,420,187 shares of our common stock outstanding as of September 30, 2026, and excludes, in each case as of such date:

•

2,645,818 shares of common stock issuable upon vesting of restricted stock units and performance stock units issued pursuant to our Amended and Restated 2015 Incentive Plan (the “2015 Incentive Plan”);

•	4,171,926 shares of common stock reserved for future issuance under the 2015 Incentive Plan as of September 30, 2026;

•

shares of common stock reserved for future issuance pursuant to the conversion of our 0% convertible senior notes due 2026 (the “2026 Notes” and together with the 2030 Notes, the “Notes”), of which $3,944,036 aggregate principal amount was outstanding and which are scheduled to mature on November 15, 2026;

•

shares of common stock reserved for future issuance pursuant to the conversion of our 2030 Notes, of which $92,030,000 aggregate principal amount was outstanding and all of which are expected to be exchanged in the Exchange;

•	13,471,138 shares of common stock to be issued in the Exchange; and

•	shares of common stock reserved for future issuance pursuant to the conversion of the 2031 Notes to be issued in the Exchange.

FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act, and Section 21E of the Exchange Act). Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates,” or “plans” or the negative of these terms or other comparable terminology.

Forward-looking statements are based upon management’s beliefs, assumptions and current expectations concerning future events and trends, using information currently available, and are necessarily subject to uncertainties, many of which are outside our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not to be, and should not be, relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. A number of important factors could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These factors include without limitation:

•	impact on our business as a result of macroeconomic events and other geopolitical risks, recession, supply chain disruptions, inflation, interest rates and foreign exchange volatility;

•	our ability to deliver products that meet changing technology and customer needs;

•	our ability to identify strategic acquisitions, to integrate such acquisitions into our business without disruption and to realize the anticipated benefits of such acquisitions;

•	our ability to realize anticipated benefits from future dispositions;

•	impact of future write-offs or write-downs of goodwill and intangible assets;

•	the concentration of revenue and credit risk exposure from our largest customers;

•	our ability to acquire and enforce intellectual property rights and defend such rights against third-party claims;

•	our ability to protect our intellectual property rights and confidential information, including our digital content, from third-party infringers or unauthorized copying, use or disclosure;

•	failure of our information technology infrastructure or inability to protect against cyber-attack;

•	our ability to predict quarterly sales and manage product inventory due to uneven sales cycle;

•	our ability to generate net cash flow from operations;

•

our ability to service our debt and ability to raise funds necessary to settle conversions of our convertible notes in cash, repay such notes at maturity or repurchase such notes in the case of a fundamental change;

•	our ability to remediate material weaknesses in our internal controls over financial reporting and maintain effective internal controls;

•	fluctuations in our gross profit margins, operating income or loss and/or net income or loss;

•	our ability to efficiently conduct business outside the U.S.;

•	our dependence on our supply chain for components and sub-assemblies used in our 3D printers and other products and for raw materials used in our print materials;

•	our ability to manage the costs and effects of litigation, investigations or similar matters involving us or our subsidiaries;

•	product quality problems that result in decreased sales and operating margin, product returns, product liability, warranty or other claims;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	our ability to successfully develop and commercialize regenerative medicine products ourselves, or in conjunction with development partners;

•	disruption in our management information systems for inventory management, distribution, and other key functions;

•	compliance with U.S. and other anti-corruption laws, data privacy laws, trade controls, economic sanctions, and similar laws and regulations;

•	our ability to maintain our status as a responsible contractor under federal rules and regulations;

•	changes in, or interpretation of, tax rules and regulations;

•	our ability to raise the desired amount of funding under the sales agreement and the possible impact on our stock price;

•	the use of proceeds from this offering; and

•

the other factors discussed in the reports we file with or furnish to the Commission from time to time, including the risks and important factors set forth in additional detail in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included herein are made only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our filings with the Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves substantial risks. Before purchasing our common stock, you should carefully consider the risk factors discussed below, as well as the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, as such may be updated and supplemented by our subsequent Commission filings, as well as the risks, uncertainties and additional information set forth in future Commission filings that are deemed incorporated by reference herein. Each of the risks described could result in a material decrease in the value of our common stock and your investment in our common stock. The risks and uncertainties we discuss below and in documents incorporated by reference are those that we currently believe may materially affect the Company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition or performance.

The market price and trading volume of our securities may be volatile.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our common stock in spite of our operating performance. We cannot assure you that the market price of our common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	developments involving our competitors;

•	variations in our operating performance and the performance of our competitors in general;

•	difficult global market and economic conditions;

•	loss of investor confidence in the global financial markets and investing in general;

•	inability to attract, retain or motivate our directors, officers or other key personnel;

•

adverse market reaction to indebtedness we may incur, securities we may grant under our equity incentive award plans or otherwise, or any other securities we may issue in the future, including shares of common stock;

•	failure to meet securities analysts’ earnings estimates;

•	publication of negative or inaccurate research reports about us or our industry or the failure of securities analysts to provide adequate coverage of our common stock in the future;

•	speculation in the press or investment community about our business;

•	additions and departures of key employees and personnel;

•	competition for talent and skill-sets required;

•	commencement of, or involvement in, litigation involving us;

•	the volume of shares of our common stock available for public sale;

•

additional or unexpected changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters;

•	increases in compliance or enforcement inquiries and investigations by regulatory authorities; and

•	adverse publicity about our industry.

Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a company’s shares has been volatile, holders of those shares have sometimes instituted securities class action litigation against the company that issued the shares. If any of our stockholders were to bring a lawsuit against us, as has occurred in the past, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the net proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase as a result of this and any future offerings.

If the price per share of our common stock sold in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. The net tangible book value of our common stock on September 30, 2026 was approximately $1.30 per share. Purchasing our common stock at a purchase price in excess of the net tangible book value per share will result in you suffering an immediate and substantial dilution. In addition, because the sales of our shares of common stock offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of such shares may suffer significant dilution if the price they pay is higher than the price paid by other purchasers of shares of our common stock.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the sales agreement. The number of shares that are sold by the Sales Agent after delivery of a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales. Further, we are not obligated to sell any shares under the sales agreement, so you should not invest in our common stock in reliance on the fact that we will actually raise new capital via the at-the-market offering covered by this prospectus supplement.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Resales of our common stock in the public market during this offering, including short sales, may cause the market price of our common stock to fall.

We may issue shares of our common stock from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, if there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline further, which, in turn, may cause long holders of our common stock to sell their shares. These resales and short sales could have the effect of depressing the market price of our common stock and impairing our ability to raise capital through the sale of additional equity securities.

Stockholders may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock or other securities that are convertible into or exercisable or exchangeable for our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders. The Company is authorized to issue an aggregate of 440,000,000 shares of common stock and 5,000,000 shares of preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable or exchangeable for our common stock in connection with future acquisitions, future sales of our securities for capital raising purposes, or for general corporate purposes. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

In addition, as of September 30, 2026, $3,944,036 and $92,030,000 aggregate principal amount of the 2026 Notes and the 2030 Notes, respectively, were outstanding, each of which is convertible into shares of our common stock under certain circumstances. Upon the closing of the Exchange, we expect to issue 13,471,138 shares of our common stock and $85,000,000 aggregate principal amount of 2031 Notes, which will be convertible into shares of our common stock under certain circumstances. We also have outstanding equity awards, including stock options and restricted stock units, under the 2015 Incentive Plan. The issuance of shares upon conversion of the Notes or the 2031 Notes, or the exercise or vesting of awards under the 2015 Incentive Plan, will dilute the ownership interests of existing stockholders and may adversely affect the market price of our common stock.

The future issuance of additional shares of our common stock, including pursuant to the Exchange, or the perception in the market that the holders of a large number of shares intend to sell shares, may create downward pressure on the trading price of our common stock. We may need to raise additional capital in the future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares of our common stock or other securities that are convertible into or exercisable or exchangeable for our common stock in the future in conjunction with these capital raising efforts, including at a price below the price you paid for your shares of common stock.

Servicing or refinancing our debt may require a significant amount of cash, and we may not have sufficient cash or the ability to raise the funds necessary to settle conversions of our convertible notes in cash, repay our convertible notes at maturity or repurchase our convertible notes as required following a fundamental change.

As of September 30, 2026, we had $92,030,000 and $3,944,036 of aggregate outstanding principal of the 2030 Notes and 2026 Notes, respectively. The 2026 Notes are scheduled to mature on November 15, 2026, and we expect to repay the outstanding principal amount of the 2026 Notes in cash at maturity. On November 4, 2026, we entered into the Exchange Agreements with the Transaction Participants to effectuate the Exchange, which is expected to close on or about November 12, 2026, subject to certain closing conditions, and which closing may be postponed or may not ultimately occur. Assuming all of the 2030 Notes are exchanged, upon the closing of the Exchange, no 2030 Notes will be outstanding, and we will have $85,000,000 aggregate principal amount of 2031 Notes outstanding, which will mature on April 1, 2031. See “Recent Developments” for more information. Our ability to service or refinance our remaining indebtedness or to make cash payments in connection with any conversions of our convertible notes depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, divesting businesses, delaying capital expenditures, reducing the scope of our research and development programs, restructuring debt, or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive or could include restrictive covenants. Our ability to refinance or otherwise repay our indebtedness may depend on the capital markets and our financial condition at such time, as well as whether we have a sufficient number of shares of authorized common stock available for issuance. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. In addition, certain of our current debt agreements contain, and any of our future debt agreements may contain, restrictive covenants that may prohibit us from adopting any of these alternatives or which may be violated if any such alternatives prove to be unsuccessful.

The indenture agreements for the Notes contain covenants, events of default and certain other restrictive provisions. In the past, the Company was non-compliant with certain terms of the 2026 Notes’ indenture agreement because it failed to file its Form 10-K for the fiscal year ended December 31, 2023 (“2023 Form 10-K”) and its Form 10-Q for the three months ended March 31, 2024 on time. These defaults did not become an event of default under the terms of the 2026 Notes’ indenture agreement given that the Company subsequently filed its 2023 Form 10-K and its Form 10-Q for the three months ended March 31, 2024 in August 2024. The Company did not incur any special interest as a result of the defaults, nor did the 2026 Notes become subject to any other actions by the trustee or the holders. The 2030 Notes’ indenture agreement includes certain financial covenants, including a requirement to maintain at least $20.0 million in qualified cash and a minimum of $75.0 million in accounts receivable and inventory, and we may be required to obtain additional sources of liquidity to comply with such covenants. As of September 30, 2026, we were in compliance with all of the covenants included in the Notes’ indenture agreements. However, we can make no assurance that we will be able to comply with these or other restrictive covenants in the future. Noncompliance with such covenants could result in an event of default and make the Notes due immediately, unless we could obtain amendments or waivers, which may not be available on commercially reasonable terms or otherwise. If this debt were accelerated, we would not have sufficient funds to repay our debt absent a refinancing, and we cannot provide assurance that we would be able to obtain such a refinancing on commercially reasonable terms or at all.

In the event the conditional conversion feature of the Notes is triggered, holders of Notes will be entitled to convert the Notes at any time during specified periods at their option. If one or more holders elect to convert their Notes, we would be required to settle any converted principal through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

In addition, holders of the Notes have the right to require us to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the applicable indenture governing the respective Notes) at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased. Holders of the 2031 Notes will have a similar right. Holders of the 2030 Notes also have a one-time put right on June 23, 2028, to require us to repurchase all or a portion of their 2030 Notes for cash at 100% of the principal amount, plus accrued and unpaid interest. If the Notes or the 2031 Notes have not previously been converted, redeemed or repurchased, we will be required to repay such notes in cash at maturity.

Our ability to make required cash payments in connection with conversions of the Notes, repurchase the Notes in the event of a fundamental change, or in connection with the holders’ put right, or to repay or refinance the Notes at maturity will depend on market conditions and our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. As a result, we may not have enough available cash or be able to obtain financing at the time we are required to repurchase or repay the Notes or pay cash with respect to Notes being converted.

The indenture governing the 2031 Notes will contain covenants, events of default and certain other restrictive provisions, and holders of the 2031 Notes will be entitled to convert their 2031 Notes under certain circumstances and to require us to repurchase all or a portion of their 2031 Notes upon the occurrence of a fundamental change (as defined in the indenture governing the 2031 Notes). Our ability to make required cash payments in connection with conversions of the 2031 Notes, to repurchase the 2031 Notes in the event of a fundamental change, or to repay or refinance the 2031 Notes at maturity will be subject to the same risks described above with respect to the Notes.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $42,500,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under the sales agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds from this offering, after deducting the Sales Agent’s commissions and our offering expenses, for capital investments intended to support the strategic growth of our business, as well as to fund our operations, working capital and other general corporate purposes.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business conditions, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retain broad discretion in the application of the net proceeds from this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of shares of our common stock applicable to non-U.S. Holders (as defined below) that acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this discussion, a “non-U.S. Holder” generally means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Code, final or temporary U.S. Treasury regulations promulgated or proposed thereunder (“Treasury Regulations”), judicial opinions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, each as of the date hereof and all of which are subject to differing interpretations or change (possibly with retroactive effect). Any such changes could affect the continuing accuracy of this discussion. This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. Holder in light of that non-U.S. Holder’s individual circumstances, including Medicare taxes imposed on net investment income and the alternative minimum tax, nor does it address any aspect of U.S. federal estate, gift, state, local, or non-U.S. taxes, the tax consequences under an applicable income tax treaty or taxes other than U.S. federal income taxes. The discussion below may not apply, in whole or in part, and may not describe certain other U.S. federal income tax considerations that may be applicable to particular non-U.S. Holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	traders, brokers or dealers in securities, commodities or currencies, or a trader that uses a mark-to-market method of tax accounting;

•	controlled foreign corporations and corporations that accumulate earnings to avoid U.S. federal income tax;

•	passive foreign investment companies;

•	persons required to accelerate the recognition of any item of gross income with respect to the shares as a result of such income being recognized on an applicable financial statement;

•	non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment;

•	persons that own or are deemed to own, actually or constructively, more than 5% of our common stock for U.S. federal income tax purposes (except to the extent specifically set forth below);

•	persons with a functional currency other than the U.S. dollar; and

•	U.S. expatriates and certain former citizens or long-term residents of the United States.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, a partnership, or a partner of a partnership, holding our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS or any court will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS or any court would not be sustained.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY, IS NOT TAX ADVICE, AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THERETO.

Distributions

Subject to the discussion in the following paragraph, any distribution we make to a non-U.S. Holder with respect to its shares of our common stock that constitutes a dividend for U.S. federal income tax purposes will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and the non-U.S. Holder provides proper certification of its eligibility for such reduced rate (including providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation)). A distribution in respect of shares of our common stock (and certain redemptions that are treated as distributions with respect to common stock) will generally constitute a dividend for U.S. federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any distribution not constituting a dividend will be treated first as a return of capital allocated ratably among the shares of common stock held by a non-U.S. Holder, reducing (but not below zero) the non-U.S. Holder’s adjusted basis in each share of our common stock and, to the extent in excess of the adjusted basis, as gain from the sale or exchange of such stock, which will be treated as described under “Gain on Sale or Other Disposition of Common Stock” below. A non-U.S. Holder’s adjusted basis in a share is generally the purchase price of such share, reduced (but not below zero) by the amount of any previous tax-free returns of capital.

Dividends we pay to a non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of such non-U.S. Holder) generally will not be subject to U.S. withholding tax, as described above, if the non-U.S. Holder complies with applicable certification and disclosure requirements (including providing a valid IRS Form W-8ECI (or a successor form)). Instead, (unless an applicable income tax treaty provides otherwise) such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. Holder were a U.S. person (as defined under the Code). Dividends received by a non-U.S. Holder that is a corporation for U.S. federal income tax purposes that are effectively connected with its conduct of a trade or business within the United States may also be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distributions we make to a non-U.S. Holder with respect to its shares of our common stock will also be subject to the rules discussed below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act.”

Gain on Sale or Other Disposition of Common Stock

In general, subject to the discussion below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act,” a non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the non-U.S. Holder’s shares of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of such non-U.S. Holder);

•

the non-U.S. Holder is a nonresident individual present in the United States for 183 days or more during the taxable year of the sale or other taxable disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale or other taxable disposition or such non-U.S. Holder’s holding period of our common stock.

In general, in order for us to be a USRPHC, the fair market value of our U.S. real property interests would need to equal or exceed 50% of the sum of the fair market value of (1) our worldwide real property interests and (2) other assets used or held for use in a trade or business. Even if we were, during the relevant period, are or become a USRPHC at a relevant time, a non-U.S. Holder that at no time during the relevant period actually or constructively owned more than 5% of our common stock generally would not be subject to U.S. federal income tax on the disposition of our common stock, provided that the common stock was regularly traded on an established securities market within the meaning of the applicable Treasury Regulations. If we are or were to become a USRPHC and our common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant sale or other taxable disposition by a non-U.S. Holder occurs, such non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition. We believe that we are not currently a USRPHC. However, since the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC nor can there be any assurance we will not become one in the future. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules to them, including if we are or become a USRPHC.

Gain that is treated as effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax, net of certain deductions, at U.S. federal income tax rates applicable to United States persons within the meaning of the Code (unless an applicable income tax treaty provides otherwise). If the non-U.S. Holder is a corporation, the branch profits tax described above also may apply to such effectively connected gain (unless an applicable income tax treaty provides otherwise).

Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. Holder who is subject to U.S. federal income tax because the non-U.S. Holder was present in the United States for 183 days or more during the year of the sale or other taxable disposition of our common stock will generally be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from such sale or other taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. Holder, even though the individual is not considered a resident of the United States for U.S. federal income tax purposes, assuming certain requirements are met, including timely filing of U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the IRS, and to each non-U.S. Holder, the amount of dividends paid to, and the tax withheld with respect to, each such non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. Holder resides or is established.

A non-U.S. Holder will generally be subject to backup withholding at the applicable rate (currently 24%) for dividends on our common stock paid to such holder, unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), and otherwise complies with all applicable legal requirements.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. Holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells or otherwise disposes of its shares of our common stock within the United States or through a U.S. broker or the U.S. office of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. Holder to the IRS and also backup withhold on that amount, unless such non-U.S. Holder provides appropriate certification to the broker of its status as a non-U.S. person (such as a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI) or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person). Information reporting will also apply if a non-U.S. Holder sells its shares of our common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. Holder is a non-U.S. person and certain other conditions are met, or such non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder can be credited against the non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided the non-U.S. Holder timely files the appropriate claim with the IRS and furnishes any required information to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

In addition, withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on “withholdable payments,” which include dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless those entities comply with certain requirements under the Code and applicable Treasury Regulations, which requirements may be modified by an “intergovernmental agreement” entered into between the United States and an applicable foreign country.

The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends (such as our common stock) beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. There can be no assurance that the proposed regulations will be finalized in their present form.

Non-U.S. Holders should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., as Sales Agent. Pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $42,500,000 from time to time through or to the Sales Agent, acting as sales agent or principal.

A copy of the sales agreement will be filed as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this prospectus supplement and the accompanying prospectus.

Upon delivery of a placement notice to the Sales Agent and subject to the terms and conditions of the sales agreement, the Sales Agent may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including by means of ordinary brokers’ transactions on the NYSE at market prices or otherwise at prices related to prevailing market prices or as block transactions, as well as in privately negotiated transactions with the consent of the Company or by any other methods permitted by applicable law. We may instruct the Sales Agent not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

Under the terms of the sales agreement, we also may sell shares of our common stock to the Sales Agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent, and we will describe such agreement in a separate prospectus supplement.

We will pay the Sales Agent commissions, in cash, for its service in acting as agent in the sale of our common stock. The Sales Agent will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds per share sold under the sales agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified fees and expenses, including the fees and disbursements of its legal counsel in an amount not to exceed (a) $100,000 in connection with the execution of the sales agreement, (b) $25,000 per calendar quarter thereafter with respect to which we are obligated to deliver a certificate pursuant to the terms of the sales agreement, and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of common stock and/or an amendment of the sales agreement) executed pursuant to the sales agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agent under the terms of the sales agreement, will be approximately $350,000.

Settlement for sales of shares of our common stock will occur on the first trading day following the date on which any sales are made, or on such other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and the Sales Agent may each terminate the sales agreement at any time upon ten business days’ prior notice.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus supplement will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. Certain legal matters will be passed upon for the Sales Agent by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The financial statements of 3D Systems Corporation as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of 3D Systems Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of 3D Systems Corporation’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of 3D Systems Corporation for the year ended December 31, 2023 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission filing number is 001-34220. All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement will be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference the following documents that we have already filed with the Commission, and any documents that we file with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering under this prospectus supplement:

•

our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 (including portions of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2026, incorporated by reference in such Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026;

•	our Current Reports on Form 8-K filed with the Commission on March 26, 2026, April 30, 2026, May 15, 2026, June 5, 2026, August 4, 2026 and November 5, 2026; and

•

the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus supplement will be provided without charge to each person to whom a copy of this prospectus supplement is delivered (other than the exhibits to such documents which are not specifically incorporated by reference herein), upon written or oral request. Requests should be directed to 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, Attention: Legal Department, or telephone number: (803) 326-3900. You also may obtain copies of these filings, at no cost, by accessing our website at www.3DSystems.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Commission.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and other periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public without charge at the Commission’s website: www.sec.gov. This information is also available on our website at www.3DSystems.com. Except as set forth in the “Incorporation of Certain Documents by Reference” section of this prospectus supplement and the accompanying prospectus, the information contained on, or otherwise accessible through, these websites is not incorporated into, and does not constitute a part of this prospectus supplement or the accompanying prospectus or any other report or document that we file with or furnish to the Commission.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 filed with the Commission under the Securities Act for the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

PROSPECTUS

3D SYSTEMS CORPORATION

$100,000,000

Common Stock

Preferred Stock

Warrants

3D Systems Corporation may offer and sell from time to time, together or separately, up to $100,000,000 in aggregate initial offering price of our common stock, preferred stock or warrants to purchase common stock or preferred stock, or a combination thereof described in this prospectus. In this prospectus, we refer to our common stock, preferred stock and warrants collectively as the “securities.”

The securities offered pursuant to this prospectus may be sold at prevailing market prices or at prices different than prevailing market prices. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a delayed or continuous basis. This prospectus describes some of the general terms that apply to the securities. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. Each time our securities are offered under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering.

The prospectus supplement for each offering will describe the plan of distribution for that offering. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. The prospectus supplement and any free writing prospectus may also add, update or change information contained or incorporated in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may sell our securities through one or more underwriters, dealers or agents that we select. If underwriters, dealers or agents are used to sell securities, we will name them and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “DDD.” On May 21, 2026, the last reported sale price for our common stock on the New York Stock Exchange was $2.99 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves substantial risks. You should carefully read and consider “Risk Factors” on page 6 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, offer and sell up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and/or free writing prospectus will contain specific information about the terms and manner of that offering. The prospectus supplement and free writing prospectus may also add, update or change information contained in this prospectus. Any such information that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and any accompanying prospectus supplement or free writing prospectus together with the additional information described below under the heading “Incorporation of Certain Documents by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. This prospectus contains summaries of certain provisions contained in some of the exhibits to our registration statement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of these documents. You may obtain copies of these documents at no cost by writing to or telephoning us at the address and telephone number given under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement, free writing prospectus or document incorporated by reference herein or therein. This prospectus may be used only where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement, free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement or free writing prospectus, nor any sale made under this prospectus or any prospectus supplement or free writing prospectus will, under any circumstances, imply that the information in this prospectus or any prospectus supplement or free writing prospectus is correct as of any date after the date of this prospectus or any such prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

As used herein, “3D Systems,” the “Company,” “we,” “us,” and “our” refer to 3D Systems Corporation and its subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission file number is 001-34220. All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and any accompanying prospectus supplement will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have already filed with the Commission, and any documents that we file with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement:

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our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 (including portions of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2026, incorporated by reference in such Annual Report on Form 10-K);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

•	our Current Reports on Form 8-K filed with the Commission on March 26, 2026, April 30, 2026 and May 15, 2026; and

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the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus will be provided without charge to each person to whom a copy of this prospectus is delivered (other than the exhibits to such documents which are not specifically incorporated by reference herein), upon written or oral request. Requests should be directed to 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, Attention: Legal Department, or telephone number: (803) 326-3900. You also may obtain copies of these filings, at no cost, by accessing our website at www.3DSystems.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus, any accompanying prospectus supplement or any other report or document we file with or furnish to the Commission.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public without charge at the Commission’s website: www.sec.gov. This information is also available on our website at www.3DSystems.com. Except as set forth in the “Incorporation of Certain Documents by Reference” section of this prospectus or any accompanying prospectus supplement, the information contained on, or otherwise accessible through, these websites is not incorporated into, and does not constitute a part of this prospectus or any accompanying prospectus supplement or any other report or document that we file with or furnish to the Commission.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus, any accompanying prospectus supplement and the documents we incorporate by reference that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the Commission and incorporate by reference will contain forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates,” or “plans” or the negative of these terms or other comparable terminology.

Forward-looking statements are based upon management’s beliefs, assumptions and current expectations concerning future events and trends, using information currently available, and are necessarily subject to uncertainties, many of which are outside our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. A number of important factors could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These factors include without limitation:

•	impact on our business as a result of macroeconomic events and other geopolitical risks, recession, supply chain disruptions, inflation, interest rates and foreign exchange volatility;

•	our ability to deliver products that meet changing technology and customer needs;

•	our ability to identify strategic acquisitions, to integrate such acquisitions into our business without disruption and to realize the anticipated benefits of such acquisitions;

•	our ability to realize anticipated benefits for future dispositions;

•	impact of future write-off or write-downs of goodwill and intangible assets;

•	the concentration of revenue and credit risk exposure from our largest customer;

•	our ability to acquire and enforce intellectual property rights and defend such rights against third-party claims;

•	our ability to protect our intellectual property rights and confidential information, including our digital content, from third-party infringers or unauthorized copying, use or disclosure;

•	failure of our information technology infrastructure or inability to protect against cyber-attack;

•	our ability to predict quarterly sales and manage product inventory due to uneven sales cycle;

•	our ability to generate net cash flow from operations;

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our ability to service our debt and ability to raise funds necessary to settle conversions of the 5.875% convertible senior secured notes due 2030 (the “2030 Notes”) or the 0% convertible senior notes due 2026 (the “2026 Notes”) in cash, repay the 2030 Notes or 2026 Notes at maturity, repurchase the 2030 Notes upon the exercise of the holders’ one-time put right or repurchase the 2030 Notes or the 2026 Notes in the case of a fundamental change;

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our ability to comply with the covenants contained in our indenture governing the 2030 Notes, indenture governing the 2026 Notes and other current or future debt agreements, including the limitations, restrictions and prohibitions such covenants may impose on the way we conduct our business, including certain financial covenants, prohibitions on incurring additional debt if certain covenants are not met and restrictions on our ability to make certain investments and restricted payments;

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our ability to remediate material weaknesses in our internal controls over financial reporting and maintain effective internal controls, including the material weaknesses identified as of December 31, 2025;

•	fluctuations in our gross profit margins, operating income or loss and/or net income or loss;

•	our ability to efficiently conduct business outside the U.S.;

•	our dependence on our supply chain for components and sub-assemblies used in our 3D printers and other products and for raw materials used in our print materials;

•	our ability to manage the costs and effects of litigation, investigations or similar matters involving us or our subsidiaries;

•	product quality problems that result in decreased sales and operating margin, product returns, product liability, warranty or other claims;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	our ability to successfully develop and commercialize regenerative medicine products ourselves, or in conjunction with development partners;

•	disruption in our management information systems for inventory management, distribution, and other key functions;

•	compliance with U.S. and other anti-corruption laws, data privacy laws, trade controls, economic sanctions, and similar laws and regulations;

•	our ability to maintain our status as a responsible contractor under federal rules and regulations;

•	changes in, or interpretation of, tax rules and regulations; and

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the other factors discussed in the reports we file with or furnish to the SEC from time to time, including the risks and important factors set forth in additional detail in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.

Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included herein are made only as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or circumstances or otherwise, except as required by law. All subsequent written or oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the cautionary statements referenced above.

OUR COMPANY

3D Systems Corporation markets our products and services through subsidiaries in North America and South America (collectively referred to as “Americas”), Europe and the Middle East (collectively referred to as “EMEA”) and Asia Pacific and Oceania (collectively referred to as “APAC”). We provide comprehensive 3D printing and digital manufacturing solutions, including 3D printers for plastics and metals, materials, software, and services, including maintenance, advanced manufacturing and applications engineering. Our solutions support advanced applications in two key industry verticals: Healthcare Solutions and Industrial Solutions. We have over 35 years of experience and expertise, which have proven vital to our development of an ecosystem and end-to-end digital workflow solutions that enable customers to optimize product designs, transform workflows, bring innovative products to market and drive new business models.

Our executive office is located at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Our telephone number is (803) 326-3900. Our website is www.3Dsystems.com.

RISK FACTORS

Investing in our securities involves substantial risks. Before purchasing our securities, you should carefully consider the risk factors discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference into this prospectus, as such may be updated and supplemented by our subsequent Commission filings, as well as the risks, uncertainties and additional information set forth in (i) future Commission filings that are deemed incorporated by reference herein and (ii) the applicable prospectus supplement. Each of the risks described could result in a material decrease in the value of our securities and your investment in them. Risks related to any specific securities we offer will be described in the applicable prospectus supplement relating to those securities.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from our sale of offered securities:

•	to finance future acquisitions of other entities or their assets; and

•	for working capital and general corporate purposes, which may include the repurchase, redemption or repayment of indebtedness.

Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying prospectus supplement. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks, or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, and warrants to purchase equity securities that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Certificate of Incorporation, our Amended and Restated By-Laws (“By-Laws”) and applicable provisions of Delaware law, in each case, as currently in effect as of the date of this prospectus. The following description is only a summary of the material provisions of our capital stock set forth in our Certificate of Incorporation and our By-Laws and does not purport to be complete, and is subject to and qualified in its entirety by reference to such documents, the information regarding our capital stock incorporated by reference herein from our Commission filings and the applicable provisions of the Delaware General Corporation Law. Copies of our Certificate of Incorporation and our By-Laws have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our Certificate of Incorporation and the certificate of designations relating to the particular series of preferred stock. The certificate of designations relating to each particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 440,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of May 4, 2026, we had the following equity securities outstanding:

•	146,947,053 shares of common stock; and

•	no shares of preferred stock.

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol “DDD.” Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors. Action on a matter generally requires that the votes cast in favor of the action exceed the votes cast in opposition. Holders of our common stock do not have cumulative voting rights or preemptive rights to purchase additional shares of our common stock.

Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds legally available therefor. We do not currently pay cash dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of our Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by our Board of Directors, including the applicable requirements of the Delaware General Corporation Law, which provides that dividends are payable only out of surplus or current net profits. In addition, the payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time.

Holders of our common stock are entitled to share ratably in our net assets upon our dissolution, liquidation or winding-up, after payment or provision for all liabilities and any pari passu or preferential liquidation rights of our preferred stock then outstanding.

The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, those of the holders of any shares of our preferred stock that we may issue in the future.

Preferred Stock

Our Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval up to the maximum of 5,000,000 shares of preferred stock that are currently authorized. Subject to the provisions of our Certificate of Incorporation and limitations prescribed by law, our Board of Directors is authorized to adopt resolutions, without any action or vote by our stockholders, that set the terms and rights of any future series of preferred stock. Those terms and rights may include:

•	the designation of the series;

•

the number of shares of the series, which number our Board of Directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;

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whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

•

the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

•	the redemption rights and prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series in the event of our voluntary or involuntary liquidation, dissolution, or winding-up;

•

whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of the shares of the series; and

•	any other relative rights, preferences, and limitations of such series.

One of the effects of our Board of Directors’ right to designate and issue preferred stock without stockholder approval may be to enable our Board of Directors to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. Furthermore, the issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

Provisions of Our Certificate of Incorporation and Our By-Laws

Our Certificate of Incorporation and our By-Laws contain provisions that may make it more difficult or expensive for a third party to effectuate a tender offer, change in control or takeover, even if such a transaction would be beneficial to our stockholders. In particular, our Certificate of Incorporation and our By-Laws include provisions that:

•	permit our directors to fill vacancies on our Board of Directors;

•	require stockholders to give us advance notice to nominate candidates for election to our Board of Directors or to make stockholder proposals at a stockholders’ meeting;

•

permit a special meeting of our stockholders to be called only by approval of a majority of the directors, the chief executive officer, the president or by the secretary upon the written request of holders owning at least 25% of the voting power of the outstanding capital stock entitled to vote on the election of directors;

•	permit our Board of Directors to issue, without the approval of our stockholders, preferred stock with such terms as our Board of Directors may determine; and

•	permit the authorized number of directors to be changed only by a resolution of our Board of Directors.

Delaware Anti-Takeover Provision

We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a Delaware corporation’s outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years following the date on which that person became an interested stockholder unless:

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prior to the time the stockholder became an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

•

the stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding shares held by directors who were also officers or held in certain employee stock plans, upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder; or

•	the business combination was approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder.

Although a corporation may elect not to be governed by Section 203, we have not made this election.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Limitation of Liability and Indemnification

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our Certificate of Incorporation contains a provision that limits the liability of our directors as permitted under Section 102(b)(7) of the Delaware General Corporation Law. The provision eliminates a director’s personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to us or our stockholders, (B) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under

Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases or (D) for any transaction from which the director derives an improper personal benefit.

As permitted by the Delaware General Corporation Law, our Certificate of Incorporation and our By-Laws provide that:

•

with respect to any action or proceeding not brought by us, we shall indemnify any director or officer who was or is a party or is threatened to be made a party to any action or proceeding if that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful;

•

with respect to any action or proceeding brought by us, we shall indemnify any director or officer who was or is a party or is threatened to be made a party to any action or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of our Company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which that person is adjudged to be liable to us, unless, and only to the extent that, the court determines that the person is fairly and reasonably entitled to indemnity;

•

any indemnification provided pursuant to the bullets above (unless ordered by a court) will be made only upon an affirmative vote of a majority of our disinterested directors, by a committee of disinterested directors designated by a majority vote of our disinterested directors, a written opinion of independent legal counsel or an affirmative vote of a majority of our stockholders;

•

to the extent that a director or officer of our Company has been successful on the merits or otherwise in defense of any action or proceeding, he or she shall be indemnified against expenses incurred by him or her;

•

expenses incurred in defending a civil or criminal action or proceeding shall be paid by us in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to indemnification; and

•	the rights conferred in our By-Laws are not exclusive.

DESCRIPTION OF WARRANTS

This section describes some of the general terms and provisions applicable to warrants we may issue from time to time. We will describe the specific terms of any warrants and the applicable warrant agreements in the applicable prospectus supplement. The following description and any description of the warrants in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreements. Copies of the form of agreement for each warrant and the warrant certificate, if any, which we refer to collectively as “warrant agreements,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of, common stock or preferred stock that we may sell. Warrants may be issued independently, or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Any warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of such warrants and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the securities that may be purchased upon exercise of the warrants;

•	the number of securities purchasable upon exercise of each warrant;

•

the initial price at which such number of securities may be purchased upon such exercise (and if such price may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

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the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	whether the warrants will be listed on any securities exchange;

•	call provisions, if any, of the warrants;

•	anti-dilution provisions, if any, of the warrants;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants and their registration as holders of the underlying securities, holders of warrants will not have any of the rights of registered holders of the underlying securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend or interest payments or similar distributions on the securities purchasable upon exercise.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time in one or more transactions as follows:

•	directly to one or more purchasers;

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	in “at-the-market” offerings within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through any combination of these methods of sale; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

•	the method of distribution of the securities offered therein;

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers, or agents may be changed from time to time.

Distribution Through Underwriters

We may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If underwriters are used in the sale of our securities, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of any dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell our securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Any underwriters, dealers or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the securities as a dividend or distribution to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock, which is listed on the New York Stock Exchange under the symbol “DDD,” prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

Conflict of Interest

We may engage underwriters, dealers and agents in connection with the offering of any of the securities described in this prospectus, some of whom may have a “conflict of interest,” as such term is defined by the Financial Industry Regulatory Authority, Inc. In the event an underwriter, dealer or agent who is participating in the offering has a conflict of interest, we will describe the nature of the conflict in the applicable prospectus supplement, and, if applicable, the name of the underwriter, dealer or agent who is acting as the “qualified independent underwriter” and its role and responsibilities in the offering.

The underwriters, dealers and agents that we may use, as well as their affiliates, may engage in financial or other business transactions with, or perform other services for, us and our subsidiaries in the ordinary course of business and may receive a portion of the proceeds from this offering.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed for us by McGuireWoods LLP, Richmond, Virginia. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

EXPERTS

The financial statements of 3D Systems Corporation as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Prospectus, and the effectiveness of 3D Systems Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of 3D Systems Corporation’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of 3D Systems Corporation for the year ended December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3D SYSTEMS CORPORATION

Common Stock

Having an Aggregate Offering Price of up to $42,500,000

Prospectus Supplement

Cantor

November 5, 2026